Exhibit 10.15


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 15th day of August, 1998, by and between Capital Trust, a trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust"), and Stephen Plavin ("Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Part Five hereof.

                                    RECITALS

         WHEREAS, Capital Trust desires to employ Executive as the Chief Operating Officer of Capital Trust; and

         WHEREAS, Executive desires to be employed by Capital Trust at the salary and benefits provided for herein; and

         WHEREAS, Executive acknowledges and understands that during the course of his employment, Executive will develop certain strategic business relationships and become familiar with certain confidential information of Capital Trust which are exceptionally valuable to Capital Trust and vital to the success of Capital Trust's business; and

         WHEREAS, Capital Trust and Executive desire to protect such business relationships and such confidential information from use to the detriment of Capital Trust or disclosure to third parties.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:

                                      TERMS

                                    PART ONE

                          NATURE AND TERM OF EMPLOYMENT

         1.01 Employment. Capital Trust hereby agrees to employ Executive, and Executive hereby accepts such employment, as the Chief Operating Officer of Capital Trust.

         1.02 Term of Employment. The original term of Executive's employment hereunder shall commence as of the date of this Agreement and expire at 12:00 midnight on January 2, 2002 (the "Original Term").


752364.1


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         1.03 Term  Extension.  Immediately as of the expiration of the Original
Term, this Agreement will automatically renew and extend for a single 363 day period ending on December 31, 2002 (the "Renewal Period"), unless Capital Trust or Executive shall have delivered to the other written notice of non-renewal no later than April 7, 2001 (the "Notice Deadline"), in which case the Employment Period (as hereinafter defined) shall expire effective as of the last day of the Original Term; provided, further, however, Executive agrees to deliver a written notice to Capital Trust reminding Capital Trust of the Notice Deadline and referencing this Section 1.03 ("Executive's Reminder Notice") no earlier than February 6, 2001, nor later than March 8, 2001, and, solely for purpose of Capital Trust's right to deliver written notice of non-renewal to Executive under this Section 1.03, if Executive fails to deliver Executive's Reminder Notice to Capital Trust on a timely basis, the Notice Deadline shall be extended to a date thirty (30) days after the date of Capital Trust's receipt of Executive's Reminder Notice. The period during which Executive shall be employed by Capital Trust hereunder (meaning the Original Term and, if applicable, the Renewal Period) shall be referred to herein as the "Employment Period." Notwithstanding anything to the contrary contained herein, the Original Term and the Renewal Period are each subject to termination pursuant to Part Four below.

         1.04 Duties. The duties of Executive shall be as determined by the Board of Trustees of Capital Trust (the "Board") consistent with Executive's title and position with Capital Trust, and Executive shall report directly to Capital Trust's Vice Chairman and Chief Executive Officer and Capital Trust's Vice Chairman and Chairman of the Executive Committee and shall be subject to their direction and control. Without limiting the generality of the foregoing, Executive shall manage on a day-to-day basis, and shall report to and advise the Vice Chairmen regarding the management and operation of Capital Trust's revenue generating businesses, as constituted from time to time, including, without limitation, Capital Trust's balance sheet lending business and investment banking and advisory businesses, as constituted from time to time. All executives of Capital Trust in Executive's area of responsibility (other than Capital Trust's Vice Chairman and Chief Executive Officer and Capital Trust's Vice Chairman and Chairman of the Executive Committee) shall be subordinate to Executive and shall report directly or indirectly to Executive. Executive agrees to devote his full business time attention and energies to the diligent performance of his duties hereunder and will not, during the Employment Period, engage in, accept employment from or provide services to any other Person; provided, however, that subject to Section 3.04 hereof, Executive may (a) devote a reasonable amount of time to civic activities, (b) maintain not more than one outside board position with a company which does not compete with Capital Trust, subject to the prior consent of the Board, which consent shall not be unreasonably withheld, and (c) manage his own investments, provided that such activities do not conflict with or detract from Executive's diligent performance of Executive's duties hereunder.

                                    PART TWO
                                    --------

                            COMPENSATION AND BENEFITS
                            -------------------------

         2.01 Salary. During the Employment Period, Executive shall receive a base salary at the rate of $350,000 per annum (the "Base Salary"), payable in
regular   installments  in  accordance

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with Capital Trust's general payroll  practices for salaried  employees.  During the Employment Period, the Base Salary for each calendar year commencing on or after January 1, 2000 shall be increased as of January 1 of said calendar year by a percentage amount not less than any percentage increase in the Consumer Price Index for the previous calendar year and may be further increased at the discretion of the Board.

         2.02 Annual Incentive Bonus. Subject to Part Four of this Agreement, in addition to his Base Salary, for calendar years 1999, 2000, 2001 and 2002
(unless, with respect to calendar year 2002 only, the Employment Period is not extended for the Renewal Period in accordance with Section 1.03), Executive shall receive an annual incentive cash bonus in an amount determined by the Board based upon Executive's performance and the profitability of Capital Trust during such period, provided that the minimum amount of each of said three annual incentive bonuses shall be no less than $750,000 (the "Minimum Bonus"), which amount shall be payable in one lump sum no later than the January 31 immediately following the close of the calendar year to which the payment pertains. Subject to Part Four of this Agreement, Capital Trust's obligation to pay Executive the Minimum Bonus for any applicable calendar year shall survive the expiration of the Original Term or the Renewal Term.

         2.03 Special 1999 Cash Payments. Subject to Part Four of this Agreement, in addition to the Base Salary and the Minimum Bonus, during calendar year 1999 only, Executive shall receive a special cash payment of $100,000 per calendar month, payable on the first day of each calendar month during calendar year 1999 (collectively, the "Special 1999 Cash Payments"); provided, however, that, except as otherwise provided in Section 4.01 or Section 4.02 [Handwritten Insert I. See Appendix I], Executive shall not be entitled to receive any installment of the Special 1999 Cash Payments if he is not employed under this Agreement on the date such installment otherwise would be payable.

         2.04 Benefits. During the Term of this Agreement, Capital Trust agrees to provide to Executive such benefits as are provided generally to other employees of Capital Trust from time to time, including but not limited to, any health, disability, life, deferred compensation, profit-sharing, pension, or other employee benefit policies, programs or plans which Capital Trust provides to its employees generally (collectively, the "Employee Benefits"), all at levels determined by the Board and commensurate with Executive's position.

         2.05 Expenses. During the Term of this Agreement, Executive shall be reimbursed by Capital Trust for all ordinary and necessary out-of-pocket expenses for travel, lodging, meals, entertainment expenses, or any other similar reasonable expenses incurred by Executive in performing services for Capital Trust in accordance with the policies established by the Board.

         2.06 Vacations.  Executive shall be entitled to a paid vacation of four
(4) weeks during each twelve month period during the Employment Period, provided, however, that Executive's vacation shall be in accordance with policies established by the Board.


752364.1
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         2.07 Vested Options.  Capital Trust shall issue and grant to Executive, as of the date of this Agreement, pursuant to the Share Plan, options to acquire 100,000 Common Shares at an exercise price of $9.00 per Common Share, all of which options shall be vested immediately and shall be immediately exercisable as of the date of this Agreement (collectively, the "Vested Options"), notwithstanding anything to the contrary in the Share Plan.

         2.08 Grant Shares. Subject to Part Four of this Agreement, Capital Trust shall issue and grant to Executive, pursuant to the Share Plan, the number of Common Shares on the dates specified below (collectively, the "Grant Shares"), all of which Grant Shares shall be fully vested as of their respective grant dates, notwithstanding anything to the contrary in the Share Plan.


       Grant Date                 Number of Common Shares
       ----------                 -----------------------

     January 1, 1999                   50,000
     January 1, 2000                  100,000
     January 1, 2001                  100,000
     January 1, 2002                  100,000


         2.09 Life Insurance. During the Employment Period, provided Executive passes any necessary health examination and such coverage is purchasable at commercially reasonable rates, Capital Trust shall provide Executive with term life insurance coverage providing a death benefit equal to not less than $1,500,000, the beneficiary of which shall be designated by Executive. Capital Trust agrees to pay all of the premiums required to provide the aforesaid term life insurance coverage to Executive.

         2.10 Disability Insurance. During the Employment Period, provided Executive passes any necessary health examination and such coverage is purchasable at commercially reasonable rates, Capital Trust shall provide Executive with disability insurance coverage equal to sixty percent (60%) of his Base Salary.

         2.11 Withholding. Any amounts payable to Executive hereunder shall be paid to Executive subject to all applicable taxes required to be withheld by Capital Trust pursuant to federal, state or local law. Executive or his beneficiary, if applicable, shall be solely responsible for all taxes imposed on Executive or his beneficiary by reason of his receipt of any amount of compensation or benefits payable to Executive hereunder.


                                   PART THREE
                                   ----------

                    CONFIDENTIAL INFORMATION AND COMPETITION
                    ----------------------------------------

         3.01 Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall mean all information and all documents and other tangible items which record information which is non-public, confidential or proprietary in nature with


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



respect to Capital Trust or its customers, clients or investors and shall include, but shall not be limited to: (a) all information, which at the time or times concerned is protectible as a trade secret under applicable law; (b) business and investment plans and strategies; (c) marketing plans and strategies; and (d) proprietary software and business records. Capital Trust and Executive acknowledge and agree that the Confidential Information is extremely valuable to Capital Trust and the information referred to in subparagraphs (b) through (d) inclusive of this Section 3.01 is especially sensitive and valuable.

         3.02 Non-Disclosure of Confidential Information. Executive will not during, or for a period of two (2) years after termination of Executive's employment for any or no reason, in any form or manner, directly or indirectly, divulge, disclose or communicate to any Person (other than Capital Trust and its representatives), or utilize for Executive's personal benefit of for the benefit of any Person (other than Capital Trust), any Confidential Information.

         3.03 Delivery Upon Termination. Upon termination of Executive's employment with Capital Trust for any or no reason, Executive will promptly deliver to Capital Trust all correspondence, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or media (including electronic media) concerning Capital Trust and/or which contains Confidential Information.

         3.04 Restriction Against Soliciting Employees and Clients of Capital Trust. Executive will not during the Employment Period, and, in the event Executive's employment is terminated by Capital Trust for Cause or by Executive voluntarily other than for Good Reason or Special Reason [Handwritten Insert II. See Appendix I], for a period of one (1) year following termination of Executive's employment, in any form or manner, on his own behalf or in combination with others, directly or indirectly, whether individually, as a director, stockholder, partner, member, owner, employee or agent of any business, or in any other capacity: (a) solicit for employment or engagement any person who is employed or otherwise engaged by Capital Trust or its subsidiaries within 180 days prior to such termination of Executive; or (b) solicit any client of Capital Trust or its subsidiaries which has been a client of Capital Trust or its subsidiaries within the three (3) years prior to such termination of Executive, to purchase from any source other than Capital Trust or its subsidiaries any service or product which could be supplied by Capital Trust or its subsidiaries.

         3.05 Continuing Obligation. The obligations, duties and liabilities of Executive pursuant to Part Three of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of Executive's employment with Capital Trust for any or no reason, including, but not limited to, the expiration of the Employment Period.

         3.06 Executive Acknowledgment/Injunctive Relief. Executive acknowledges and agrees that the covenants set forth in Part Three hereof are reasonable and necessary for the protection of Capital Trust's business interests, that such covenants will not result in undue economic hardship to Executive, that irreparable injury will result to Capital Trust if Executive breaches any

752364.1
                                       -5-
of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, Capital Trust will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of said covenants, Capital Trust shall be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing any actual monetary damages.

                                    PART FOUR
                                    ---------

                                   TERMINATION
                                   -----------

         4.01 Involuntary Termination other than for Cause or Disability and Voluntary Termination for Good Reason.

         (a) Either Capital Trust or Executive may terminate Executive's employment as provided in this Section 4.01 during the Employment Period by delivery to the other party of a written notice (the "Termination Notice") indicating the date Executive's employment is terminated (the "Termination Date").

         (b) If (i) Capital Trust terminates Executive's employment other than for Cause or Disability or (ii) if Executive terminates his employment with Capital Trust for Good Reason and such termination by Executive takes place within ninety (90) days of the later of (A) the latest occurrence of events or omissions comprising Good Reason and (B) the discovery by Executive of the grounds for Good Reason, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.01.

         (c) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive only (i) Executive's Base Salary, if any, accrued and unpaid up to the Termination Date, and (ii) upon execution and delivery by Executive of the form of Release attached hereto as Exhibit A (the "Release"), and the expiration of the seven day revocation period provided in the Release without revocation of the Release by Executive, the Severance Payment (as hereinafter defined) and the other benefits and/or compensation referred to in paragraphs (f), (g) and (h) of this Section 4.01.

         (d) Subject to Section 4.01(c)(ii), the Severance Payment shall be payable over a period of time equal to the greater of (A) the remainder of the Employment Period had Executive not been so terminated and (B) one (1) year, in either case, beginning on the Termination Date and in regular installments in accordance with Capital Trust's general payroll practices for salaried employees.

         (e) For purposes of this Section 4.01, "Severance Payment" shall mean an aggregate amount equal to the sum of:


752364.1
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



                  (i) greater of (A) the Base Salary payable to Executive over the remainder of the Employment Period had Executive not been so terminated and (B) the amount of the Base Salary as of the Termination Date for one (1) full calendar year; plus

                  (ii) to the extent, if any, not already paid to Executive, the Minimum Bonus for each of calendar years 1999, 2000 and 2001; plus

                  (iii) to the extent, if any, not already paid to Executive, the Minimum Bonus for calendar year 2002, unless the Original Term expires without renewal for the Renewal Period as provided in Section 1.03, in which event Executive shall not be entitled to receive any part of the Minimum Bonus for calendar year 2002.

         (f) Subject to Section 4.01(c)(ii), any Special 1999 Cash Payments which are unpaid at the Termination Date.

         (g) Subject to Section 4.01(c)(ii), Capital Trust shall be required to maintain for Executive and his spouse and children under the age of 21 medical insurance coverage to which Executive and his spouse and children under the age of 21 were entitled immediately preceding the date of Executive's termination until the earlier of (i) the two (2) year period expiring on the second anniversary of the Termination Date or (ii) such time as Executive shall obtain employment or other engagement offering comparable or better medical insurance coverage.

         (h) Subject to Section 4.01(c)(ii), Capital Trust shall issue and grant to Executive any Grant Shares not yet issued and granted to Executive, regardless of the grant date specified therefor in Section 2.08.

         (i) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) one year from the Termination Date.

         (j) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.01, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.02     Voluntary Termination for Special Reason.

         (a) Executive may terminate Executive's  employment as provided in this
Section 4.02 during the Employment Period by delivery to the other party of a written notice (the "Termination Notice") indicating the date Executive's employment is terminated (the "Termination Date").

         (b) If Executive terminates his employment with Capital Trust for Special Reason and such termination by Executive takes place within ninety (90) days of the later of (A) the latest occurrence of events or omissions comprising Special Reason and (B) the discovery by Executive


752364.1
                                       -7-
of the grounds for Special Reason, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.02.

         (c) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive only (i) Executive's Base Salary, if any, accrued and unpaid up to the Termination Date, and (ii) upon execution and delivery by Executive of the Release, and the expiration of the seven day revocation period provided in the Release without revocation of the Release by Executive, the Special Severance Payment (as hereinafter defined) and the other benefits and/or compensation referred to in paragraphs (f) and (h) of this
Section 4.02.

         (d) Subject to Section 4.02(c)(ii), the Special Severance Payment shall be payable over a period of time equal to the greater of (A) the remainder of the Employment Period had Executive not been so terminated and (B) one (1) year, in either case, beginning on the Termination Date and in regular installments in accordance with Capital Trust's general payroll practices for salaried employees.

         (e) For purposes of this Section 4.02, "Special Severance Payment" shall mean an aggregate amount equal to the sum of (i) the amount of the Base Salary as of the Termination Date for one (1) full calendar year, plus (ii) $750,000.

         (f) Subject to Section 4.02(c)(ii), any Special 1999 Cash Payments which are unpaid at the Termination Date.

         (g) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) one year from the Termination Date.

         (h) Subject to Section 4.02(c)(ii), Capital Trust shall be required to maintain for Executive and his spouse and children under the age of 21 medical insurance coverage to which Executive and his spouse and children under the age of 21 were entitled immediately preceding the date of Executive's termination until the earlier of (i) the two (2) year period expiring on the second anniversary of the Termination Date or (ii) such time as Executive shall obtain employment or other engagement offering comparable or better medical insurance coverage.

         (i) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.02, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.03  Voluntary  Termination  other  than for Good  Reason  or  Special
Reason.

         (a) Executive may terminate Executive's  employment as provided in this
Section 4.03 during the Employment Period by delivery to the other party of a written notice (the "Termination Notice") indicating the date Executive's employment is terminated (the "Termination Date").

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



         (b) If Executive terminates his employment voluntarily other than for Good Reason or Special Reason, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.03.

         (c) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive only (i) Executive's Base Salary, if any, accrued and unpaid up to the Termination Date, and (ii) upon execution and delivery by Executive of the Release, and the expiration of the seven day revocation period provided in the Release without revocation of the Release by Executive, the other benefits and/or compensation referred to in paragraphs (d),
(e) and (f) of this Section 4.03.

         (d) Subject to Section 4.03(c)(ii), Capital Trust shall pay to Executive, to the extent, if any, not already paid to Executive, any Minimum Bonus pertaining to a calendar year ended on or prior to the Termination Date (it being understood that if the Original Term expires without renewal for the Renewal Period as provided in Section 1.03, Executive shall not be entitled to receive any part of the Minimum Bonus for calendar year 2002).

         (e) Subject to Section 4.03(c)(ii), any Special 1999 Cash Payments, if any, which were payable but unpaid at the Termination Date.

         (f) Subject to Section 4.03(c)(ii), Capital Trust shall issue and grant to Executive, to the extent, if any, not already issued and granted to Executive, any Grant Shares whose scheduled grant date, as set forth in Section 2.08, occurs on or prior to the Termination Date, but Executive shall not be entitled to receive any Grant Shares whose scheduled grant date, as set forth in
Section 2.08, occurs after the Termination Date.

         (g) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) the date ninety (90) days following the Termination Date

         (h) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.03, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.04     Termination Upon Death.

         (a) Upon Executive's death during the Employment Period, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.04.

         (b) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive's legal representative only (i) Executive's Base Salary, if any, accrued and unpaid up to the date of Executive's death, (ii) any Minimum Bonus accrued but unpaid through the date of Executive's death, based on the number of calendar days elapsed during the applicable calendar year to which the applicable Minimum Bonus pertains, (iii) any Special 1999 Cash


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



Payments, if any, which were payable but [Handwritten Deletion I. See Appendix I] unpaid at the date of Executive's death, (iv) any death benefits payable under the life insurance policy maintained for Executive's benefit referred to in Section 2.09 hereof, and (v) the benefits and/or compensation referred to in paragraphs (c) and (d) of this Section 4.04.

         (c) Capital Trust shall issue and grant to Executive's legal representative, to the extent, if any, not already issued and granted to Executive, any Grant Shares whose scheduled grant date, as set forth in Section 2.08, occurs on or prior to the date of Executive's death, but Executive's legal representative shall not be entitled to receive any Grant Shares whose scheduled grant date, as set forth in Section 2.08, occurs after the date of Executive's death.

         (d) Capital Trust shall continue the medical insurance coverage for the benefit of Executive's spouse and children under the age of 21 to which they were entitled immediately preceding the date of Executive's death for one year from the date of Executive's death.

         (e) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) the first anniversary of the date of Executive's death.

         (f) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.04, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.05     Termination Upon Disability.

         (a) If, during the Employment Period, in the reasonable opinion of the Board, Executive becomes physically or mentally disabled, whether totally or partially, so that Executive is unable substantially to perform his duties hereunder (i) for a period of ninety (90) consecutive days or (ii) for shorter periods aggregating one hundred and eighty (180) days during any three hundred and sixty (360) day period, Capital Trust may at any time thereafter terminate Executive's employment under this Agreement. In the event of such termination, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.05.

         (b) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive only (i) Executive's Base Salary, if any, accrued but unpaid until commencement of payments under Executive's disability insurance policy referred to in Section 2.10 hereof, (ii) any Minimum Bonus accrued but unpaid through the date of termination of Executive's employment, based on the number of calendar days elapsed during the applicable calendar year to which the applicable Minimum Bonus pertains, (iii) any Special 1999 Cash Payments, if any, which were payable but [Handwritten Deletion I. See Appendix I] unpaid at the date of termination of Executive's employment, and
(iv) the other benefits and/or compensation referred to in paragraph (c) of this
Section 4.05.


752364.1
                                      -10-

         (c) Capital Trust shall issue and grant to Executive, to the extent, if any, not already issued and granted to Executive, any Grant Shares whose scheduled grant date, as set forth in Section 2.08, occurs on or prior to the date of termination of Executive's employment, but Executive shall not be entitled to receive any Grant Shares whose scheduled grant date, as set forth in
Section 2.08, occurs after the date of termination of Executive's employment.

         (d) Capital Trust shall continue the medical insurance coverage for the benefit of Executive and his spouse and children under the age of 21 for a period of one year following the termination of Executive's employment.

         (e) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) one year from the date of termination of Executive's employment.

         (f) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.05, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.06     Termination for Cause.

         (a) Capital Trust has the right, at any time during the Employment Period, exercisable by serving notice, effective in accordance with its terms, to terminate Executive's employment under this Agreement for "Cause". If such right is exercised, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.06.

         (b) Notwithstanding anything to the contrary in this Agreement, Capital Trust shall pay or provide to Executive only (i) Executive's Base Salary, if any, accrued and unpaid up to the date of termination of Executive's employment,
(ii) to the extent, if any, not already paid to Executive, any Minimum Bonus pertaining to a calendar year ended on or prior to the date of termination of Executive's employment, (iii) any Special 1999 Cash Payments, if any, which were payable but unpaid at the date of termination of Executive's employment, and
(iv) the other benefits and/or compensation referred to in paragraph (c) of this
Section 4.06.

         (c) Capital Trust shall issue and grant to Executive, to the extent, if any, not already issued and granted to Executive, any Grant Shares whose scheduled grant date, as set forth in Section 2.08, occurs on or prior to the date of termination of Executive's employment, but Executive shall not be entitled to receive any Grant Shares whose scheduled grant date, as set forth in
Section 2.08, occurs after the date of termination of Executive's employment.

         (d) Notwithstanding anything to the contrary in the Share Plan, the Vested Options will expire on the earlier of (i) the expiration date of such Vested Options under the Share Plan and (ii) the date ninety (90) days following the date of termination of Executive's employment.


752364.1
                                      -11-

         (e) Notwithstanding anything to the contrary in this Agreement, except as set forth in this Section 4.06, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.07 Sole Remedy. The amounts payable to Executive, if any, under the applicable provisions of this Part Four in connection with the termination of Executive's employment, voluntarily or involuntarily, for any or no reason, shall be the only remedy, legal or equitable, available to Executive in connection with such termination (but not for claims or causes of action not directly related to such termination, even if arising at the time of termination), and such amounts shall constitute liquidated damages.


                                    PART FIVE
                                    ---------

                               CERTAIN DEFINITIONS
                               -------------------

         5.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         (a) "Affiliate" shall mean with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" shall mean the power to direct, or cause the direction of, the management of policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         (b) "Cause" shall mean:

                  (i) fraud, embezzlement or conviction of a felony;

                  (ii) misappropriation of any money, proprietary information or other assets or properties of Capital Trust or any affiliate of Capital Trust other than (A) an isolated, insubstantial and unintentional misappropriation which is promptly remedied by Executive after receipt of notice thereof given by Capital Trust or (B) any good faith dispute regarding reimbursement of expenses or other similar good faith dispute;

                  (iii) willful and material breach by Executive of the terms of this Agreement; or

                  (iv) any other verifiable misconduct of Executive materially and adversely affecting the reputation of Capital Trust;

         provided, however, that notwithstanding the foregoing, no action or failure to act on the part of Executive shall constitute "Cause" under subparagraph (iii) or (iv) above unless Capital Trust shall have given Executive written notice specifying in reasonable detail the facts or circumstances which Capital Trust purports may constitute "Cause" thereunder,


752364.1
                                      -12-
         and, if curable, Executive fails to cure the same within sixty (60) days of Executive's receipt of said notice; provided, further, that Capital Trust reserves the right to suspend Executive with pay during said sixty (60) day period, which suspension shall not extend the Employment Period.

         (c) "Change in Control" shall mean:

                  (i) a merger or acquisition involving Capital Trust in which 40% or more of Capital Trust's voting stock outstanding after the merger or acquisition is held by holders different from those who held Capital Trust's voting stock immediately prior to such merger or acquisition;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of Capital Trust in liquidation or dissolution of Capital Trust;

                  (iii) a transfer of all or substantially all of Capital Trust's assets pursuant to a partnership or joint venture agreement or similar arrangement where Capital Trust's resulting interest is or becomes less than 40%;

                  (iv) on or after the date hereof, a change in ownership of Capital Trust through an action or series of transactions, such that any Person is or becomes the beneficial owner, directly or indirectly, of 40% or more of Capital Trust's voting stock; or

                  (v) the hiring by Capital Trust of any individual senior to Executive but subordinate to the chief executive officer of Capital Trust.

         (d) "Common Shares" shall mean common shares of beneficial interest of Capital Trust, $1.00 par value per share.

         (e) "Consumer Price Index" shall mean Index-U.S. City Average (CPI-U) (Base Year 1987 = 100) as reported by the Bureau of Labor Statistics, United States Department of Labor for the preceding twelve-month period ended the immediately prior December 31, or if the 1987 average shall no longer be used as an index of 100, an adjustment shall be made in such revised index which would have been obtained if the Consumer Price Index has not been so revised or if said average was still in use. In the event such index is no longer reported, such similar index of the cost of living as reported by any other United Stated government agency or if no government agency shall at such time publish such an index, a comparable index published by a major bank or other financial institution or by a university or recognized financial publication.

         (f) "Good Reason" shall mean:

                  (i) the assignment to Executive of any duties  inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.04 or any other action by Capital

752364.1
                                      -13-

         Trust which results in a material diminution of such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by Capital Trust promptly after receipt of notice thereof given by Executive;

                  (ii) Capital Trust's requiring Executive, without Executive's consent, to be based at any office or location outside of a 40 mile radius of Midtown Manhattan, New York, New York;

                  (iii) a willful and material breach of this Agreement by Capital Trust; or

                  (iv) a Change in Control of Capital Trust.

         (g)   "Person"   means  any   individual,   corporation,   association,
partnership, limited liability company, estate, trust and any other entity or organization, governmental or otherwise.

         (h) "Share Plan" means Capital Trust's 1997 Long-Term Incentive Share Plan and any successor plan thereto.

         (i) "Special Reason" shall mean that neither John R. Klopp nor Craig M. Hatkoff is Capital Trust's chief executive officer for any reason and, thereupon, Capital Trust does not offer Executive the position of chief executive officer of Capital Trust.


                                    PART SIX
                                    --------

                                  MISCELLANEOUS
                                  -------------

         6.01 Indemnification. Executive shall be entitled in respect of all acts or omissions by Executive occurring at any time during the Employment Period to the benefit of the indemnification provisions contained in the Capital Trust Amended and Restated Declaration of Trust and the by-laws of Capital Trust both as in effect on the date hereof (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to Executive by those provisions), to the extent not prohibited by applicable law.

         6.02 Assignment. Executive and Capital Trust acknowledge and agree that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights of the parties thereunder cannot be transferred, sold, assigned, pledged or hypothecated, excepting that (a) Executive's rights pursuant to Section 4.04 or 4.05 may be transferred by will or operation of law and Executive's Employee Benefits may be assigned or transferred in accordance with such policies, programs, plans or Capital Trust practices; and (b) the rights and obligations of Capital Trust under this Agreement may be assigned or transferred by operation of law pursuant to a merger, consolidation, share exchange, sale of substantially all

752364.1
                                      -14-
of Capital Trust's assets, or other reorganization described in Section 368 of the Code, or through liquidation, dissolution or otherwise, whether or not Capital Trust is the continuing entity, provided that the assignee or transferee is the successor to all or substantially all of the assets of Capital Trust and such assignee or transferee assumes the rights and duties of Capital Trust, if any, as contained in this Agreement, either contractually or as a matter of law.

         6.03 Securities Act. Notwithstanding anything to the contrary in this Agreement, Capital Trust shall be under no obligation to register the Grant Shares or any Common Shares issuable upon exercise of the Vested Options under the Securities Act of 1933, as amended (the "Act"), or any securities or blue-sky laws of any state or other jurisdiction, nor shall Capital Trust be under any obligation to take any action or omit to take any action which may make any of such shares available for resale under Rule 144 of the Act or any similar statute or regulation.

         6.04 Capacity. Executive hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other Person to which he is a party or by which he is bound and will not violate or interfere with the rights of any other Person. In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, Executive shall indemnify Capital Trust from and against any and all manner of expenses and liabilities incurred by Capital Trust or any affiliated company of Capital Trust in connection with such violation or interference or alleged violation or interference.

         6.05 Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

         6.06 Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person or five (5) days after being deposited in the United States mail, certified or registered, postage pre-paid, return receipt requested and addressed to the party at its or his last known addresses. The address of any party may be changed by notice in writing to the other parties duly served in accordance herewith.

         6.07 Waiver. The waiver by Capital Trust or Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

         6.08 Prevailing Party Expenses; Remedies. If, in any action by Capital Trust against Executive or Executive Against Capital Trust to enforce the provisions of this Agreement, there


752364.1
                                      -15-
shall be a final judicial finding that one party has committed a material breach of this Agreement, the party found to be in breach shall reimburse the other party for its reasonable costs and expenses in such action (including court costs and reasonable attorney's fees). If in any such action there is no judicial finding on the issue of a material breach by Capital Trust or Executive of this Agreement, or if there is a final judicial finding that both Capital Trust and Executive have committed a material breach of this Agreement, neither party shall be obligated to reimburse the other for costs and expenses relating to the action. Subject, in the case of Executive, to the provisions of Part Four of this Agreement and, if applicable, the Release, nothing herein shall be construed as prohibiting Capital Trust or Executive from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         6.09 Reimbursement of Expenses. Capital Trust shall reimburse Executive for attorneys' and other professionals' fees and expenses actually incurred by Executive in connection with the review and negotiation of this Agreement and Executive's employment hereunder, up to a maximum of $15,000 in the aggregate.

         6.10 Governing Law. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the laws of the State of New York (applicable to agreements to be performed wholly within such state).

         6.11 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, and both such counterparts shall constitute but one instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

                                                     CAPITAL TRUST

                                                     By:/s/ John R. Klopp
                                                         -----------------------
                                                     Title:  Vice Chairman & CEO
                                                     ---------------------------

                                                     EXECUTIVE:

                                                     /s/ Stephen Plavin
                                                     ---------------------------
                                                     STEPHEN PLAVIN


752364.1
                                      -16-

                                                                      Exhibit A

                                     RELEASE

         1. Pursuant to the terms of the Employment Agreement made as of August 15, 1998, between Capital Trust, a trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust"), and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, Stephen Plavin, being of lawful age, do hereby release, and forever discharge, Capital Trust and its trustees, directors, officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with Capital Trust or any of its subsidiaries or the termination of such employment (but not for actions, causes of action, claims or demands not directly related to such employment or termination of employment, even if arising at the time of termination), which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that neither this Release, nor any action or failure to act on the part of Executive not constituting a breach hereunder or under the Agreement, shall release or reduce Capital Trust's obligations with respect to (a) payment of the severance payments and compliance with the other provisions of Section 4.01,
4.02 or 4.03, as applicable, of the Agreement, (b) Executive's rights to the Vested Options and Share Grants granted under the Share Plan (as the terms of the Vested Options have been modified by the provisions of Section 4.01(i), 4.02(g) or 4.03(g), as applicable, of the Agreement) and (c) paragraph 2 of this Release.

         2. Capital Trust agrees that, from and after the date hereof, if asked about the undersigned's separation from Capital Trust, except as otherwise required by applicable law, Capital Trust will not make any public statement regarding such separation other than that the undersigned has left Capital Trust to pursue other interests. From and after the date hereof, Capital Trust will not intentionally make any defamatory or disparaging statements about the undersigned or the undersigned's performance for Capital Trust. For purposes of this paragraph 2 only, Capital Trust shall mean only John Klopp, Craig Hatkoff, Samuel Zell, Sheli Z. Rosenberg and Gary R. Garrabrant (as long as the foregoing persons are still directly or indirectly affiliated with Capital Trust) and any persons then holding the position of trustee or director of Capital Trust.

         3. I agree that, from and after the date hereof, if asked about my separation from Capital Trust, except as otherwise required by applicable law, I will not make any public statement regarding such separation other than that I have left Capital Trust to pursue other interests. From and after the date hereof, I will not intentionally make any defamatory or disparaging statements about Capital Trust, its subsidiaries or their products, services, trustees, directors, officers, shareholders, employees, agents, customers or business relationships.

752364.1

         4. I further state that I have read this Release and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

         WITNESS my hand this ____ day of __________, ____.



                                                     ---------------------------
                                                     Stephen Plavin


AGREED AND ACKNOWLEDGED
THIS _____ DAY OF __________ , ____

CAPITAL TRUST

By: _______________________________



752364.1
                                       A-2

                                                                    [Appendix I]


INSERTS


I.   or Section 4.04 or Section 4.05. [initialed by SP and JRK]

II. (but in the case of Special Reason the restrictions set forth in subparagraph (b) below shall not apply) [initialed by SP and JRK]


DELETIONS

I.   Delete two previous words "payable but".  [initialed by SP and JRK]

II.  Delete two previous words "payable but".  [initialed by SP and JRK]



752364.1